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EXHIBIT 23

                              ACCOUNTANTS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Columbia Financial of Kentucky, Inc., on Form S-8 of our report dated October 27, 2000 on the consolidated statements of financial condition as of September 30, 2000 and 1999 and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years ended September 30, 2000, 1999, and 1998.

                                                  /s/ VonLehman & Company Inc.

Ft. Mitchell, Kentucky
December 28, 2000